Exhibit h(ix) under Form N-1A
                                             Exhibit 10 under Item 601/Reg. S-K

                             AMENDMENT TO EXHIBIT A

                                     TO THE

                         SHAREHOLDER SERVICES AGREEMENT

                                 CLASS A SHARES

                             Wachovia Balanced Fund

                         Wachovia Emerging Markets Fund

                              Wachovia Equity Fund

                           Wachovia Equity Index Fund

                         Wachovia Executive Equity Fund

                      Wachovia Executive Fixed Income Fund

                           Wachovia Fixed Income Fund

                      Wachovia Georgia Municipal Bond Fund

                          Wachovia Growth & Income Fund

                     Wachovia Intermediate Fixed Income Fund

                      Wachovia North Carolina Municipal Bond Fund

                          Wachovia Personal Equity Fund

                        Wachovia Quantitative Equity Fund

                      Wachovia Short-Term Fixed Income Fund

                      Wachovia South Carolina Municipal Bond Fund

                          Wachovia Special Values Fund

                      Wachovia Virginia Municipal Bond Fund

                                 CLASS B SHARES

                             Wachovia Balanced Fund

                              Wachovia Equity Fund

                         Wachovia Executive Equity Fund

                      Wachovia Executive Fixed Income Fund

                           Wachovia Fixed Income Fund

                          Wachovia Personal Equity Fund

                        Wachovia Quantitative Equity Fund

                          Wachovia Special Values Fund

Shareholder Service Fees

      1. During the term of this Agreement, the Funds will pay Provider a quarterly fee. This fee will be computed at the annual rate of .25 of 1% of the average net asset value of shares of the Funds held during the quarter in accounts for which the Provider provides Services under this Agreement, so long as the average net asset value of Shares in the Funds during the quarter equals or exceeds such minimum amount as the Funds shall from time to time determine and communicate in writing to the Provider.

      2. For the quarterly period in which the Shareholder Services Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that this Agreement is in effect during the quarter.

As revised:  July 1, 1999